                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     March 31, 2003
                                                --------------------------------

                          Atchison Casting Corporation
                          ----------------------------
            (Exact name of registrant as specified in its charter)

         KANSAS                  1-12541               48-1156578
--------------------------------------------------------------------------------
(State or other jurisdiction   (Commission            (IRS Employer
    of incorporation)         File Number)         Identification No.)

400 South Fourth Street, Atchison, Kansas                 66002
--------------------------------------------------------------------------------
(Address of principal executive offices)               (zip code)

Registrant's telephone number, including area code    (913) 367-2121
                                                   -----------------------------

                                 Not applicable
--------------------------------------------------------------------------------
        (Former name or former address, if changed since last report)

Item 5.   Other Events.

          On March 11, 2003, the Company entered into the Reinstatement and
          Modification of the Fourteenth Amendment and Forbearance Agreement to
          the Credit Agreement and the Reinstatement and Modification of the
          Eleventh Amendment to the Note Purchase Agreement. These amendments, among other things, (i) established new financial covenants relating to capital expenditures, minimum cumulative earnings before interest, taxes, depreciation and amortization and certain legal and restructuring expenses; (ii) imposed an obligation on the Company to retain an investment banker or other acceptable third party and develop a timeline for the marketing and sale of the assets of Empire
          Steel Castings, Inc.; and (iii) extended the deadline for the Company to make a $7.0 million prepayment of these loans from February 28,
          2003, to March 17, 2003.

Item 7.   Financial Statements and Exhibits.

     (c)  EXHIBITS. The following exhibit is filed herewith:

     4.1  Reinstatement and Modification of the Fourteenth Amendment and
          Forebearance Agreement to the Credit Agreement dated as of March 11, 2003.

     4.2  Amendment to Cash Collateral Use Agreement

                                        2

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Date: March 31, 2003

                                    Atchison Casting Corporation

                                    By: /s/ Kevin T. McDermed
                                        --------------------------------
                                          Kevin T. McDermed
                                          Chief Financial Officer

                                        3